UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2025

Biomea Fusion, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40335	82-2520134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Middlefield Road, 4th Floor
Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 980-9099

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BMEA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 17, 2025, Biomea Fusion, Inc. (the “Company”) entered into an amended and restated underwriting agreement (the “Amended Underwriting Agreement”) with Jefferies LLC, as representative of the several underwriters named therein (the “Underwriters”) relating to an underwritten offering (the “Offering”) of (i) 19,450,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), (ii) in lieu of Common Stock to certain investors, pre-funded warrants to purchase an aggregate of up to 550,000 shares of Common Stock (the “Pre-Funded Warrants”) and (iii) accompanying warrants to purchase an aggregate of up to 20,000,000 shares of Common Stock (or pre-funded warrants in lieu thereof) (the “Common Stock Warrants,” and together with the “Pre-Funded Warrants,” the “Warrants”, and the Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”). Pursuant to the Amended Underwriting Agreement, the Company granted the underwriters a 30-day option to purchase up to an aggregate of an additional 3,000,000 shares of Common Stock and/or warrants to purchase 3,000,000 shares of Common Stock at the public offering price, less underwriting discounts and commissions. All of the Shares and the Warrants in the Offering were sold by the Company. The Shares and Pre-Funded Warrants were sold in combination with an accompanying Common Stock Warrant to purchase one share of Common Stock (or a pre-funded warrant in lieu thereof) for each Share or Pre-Funded Warrant sold. Each Share was offered and sold together with an accompanying Common Stock Warrant at a combined offering price of $2.00, and each Pre-Funded Warrant was offered and sold together with an accompanying Common Stock Warrant at a combined offering price of $1.9999, which is equal to the combined offering price per Share and accompanying Common Stock Warrant less the $0.0001 exercise price of each Pre-Funded Warrant. The offering closed on June 20, 2025.

Each Pre-Funded Warrant has an initial exercise price per share of $0.0001, subject to certain adjustments. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. Each Common Stock Warrant has an initial exercise price per share of $2.50, subject to certain adjustments. The Common Stock Warrants are immediately exercisable from the date of issuance and will expire eighteen months from the date of issuance.

Under the Warrants, the Company may not effect the exercise of any Warrant, and a holder will not be entitled to exercise any portion of any Warrant (i) if immediately prior to the exercise, holder (together with its affiliates), beneficially own an aggregate number of shares of Common Stock greater than 4.5%, 4.99%, 9.99% or 14.99%, as applicable (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock of the Company without taking into account any Warrant Shares, or (ii) to the extent that immediately following the exercise, the holder (together with its affiliates) would beneficially own in excess of the Maximum Percentage of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of such shares of Common Stock, which such percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% upon 61 days’ notice to the Company.

The Common Stock Warrants include certain rights upon “fundamental transactions” as described in the Common Stock Warrants, including the right of the holders thereof to receive from the Company or a successor entity the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Common Stock in such fundamental transaction in the amount of the Black Scholes Value (as described in such Common Stock Warrants) of the unexercised portion of the applicable Common Stock Warrants on the date of the consummation of such fundamental transaction.

The Company estimates that the net proceeds from the Offering will be approximately $37.1 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, or $42.7 million, if the underwriters exercise their option in full with respect to all 3,000,000 shares of Common Stock and warrants to purchase 3,000,000 shares of Common Stock at the public offering price.

The Shares and the Warrants were issued pursuant to a shelf registration statement on Form S-3 (File No. 333-267884) (the “Registration Statement”), as filed with the U.S. Securities and Exchange Commission (“SEC”) on October 14, 2022 and declared effective on October 24, 2022. A prospectus supplement relating to the Offering has been filed with the SEC dated June 17, 2025 and a final prospectus supplement dated June 17, 2025.

The Amended Underwriting Agreement contains customary representations, warranties, covenants, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The representations, warranties and covenants contained in the Amended Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing is only a brief description of the terms of the Amended Underwriting Agreement, does not purport to be a complete statement of the rights and obligations of the parties under the Amended Underwriting Agreement and the transactions contemplated thereby, and is qualified in its entirety by reference to the Amended Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing is only a brief description of the terms of the form of Warrants, does not purport to be a complete statement of the rights and obligations of the parties thereto and the transactions contemplated thereby, and is qualified in its entirety by reference to the form of Pre-Funded Warrant and form of Common Stock Warrant that are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Amended and Restated Underwriting Agreement, dated as of June 17, 2025, by and between the Company and Jefferies LLC, as representative of the several underwriters named therein.

4.1	Form of Pre-Funded Warrant.

4.2	Form of Common Stock Warrant.

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOMEA FUSION, INC.

Date: June 20, 2025	By:	/s/ Michael J.M. Hitchcock
Michael J.M. Hitchcock
Interim Chief Executive Officer